BLACKSKY REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Delivered Q4 Revenue of $35 Million
Q4 Net Loss Narrows with Strong Q4 Adjusted EBITDA Performance
Strong Momentum in New Gen-3 Contracts Results in YoY Backlog Growth of 32% to $345 Million

HERNDON, VA – February 26, 2026 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY) announced results for the fourth quarter and full year ended December 31, 2025.

“Growing demand and new Gen-3 contract awards drove a strong Q4 and delivered a second consecutive year of positive adjusted EBITDA,” said Brian E. O’Toole, BlackSky CEO. “With the exceptional performance of Gen-3, we’re converting early customer pilots into long-term subscription contracts worldwide. Significant international demand drove the majority of our backlog growth and is further diversifying our customer base. We enter 2026 with strong momentum and look forward to continuing our Gen-3 deployments throughout the year to meet our customers’ mission-critical requirements.”

Full Year Financial Highlights:
•Record total revenue of $107 million
•Backlog of $345 million, up 32% from prior year driven by $240 million in contract bookings
•Cash balance of $126 million as of December 31, 2025

Recent Highlights
•Awarded a new eight-figure multi-year contract with an international defense customer to deliver a very-high resolution Gen-3 satellite and advanced imagery services
•New international customer rapidly grew Gen-3 subscription from a small initial pilot to a seven-figure quarterly run rate to support time-sensitive mission-critical operations
•Converted multiple international Gen-3 early access pilots into subscription contracts
•Delivered against recently awarded Gen-3 contract milestones on multiple international programs that supported a strong fourth quarter performance
•Awarded NGA Luno contract options valued in the seven figures
•Continued to win new orders through the U.S. Space Force Global Data Marketplace
•Achieved major milestones across multiple contracts that converted prior unbilled receivables
•Third successful Gen-3 satellite deployment delivered very-high resolution images within 24 hours from launch and rapidly entered commercial operations
•Secured additional dedicated Gen-3 launches in 2026
•Shipped next Gen-3 satellite to the launch site

Financial Results
Revenues
Total revenue for the fourth quarter of 2025 was $35.2 million, up $4.8 million, or 16% from the fourth quarter of 2024. The year-over-year increase was primarily driven by a new contract for the delivery of a Gen-3 satellite and other new contracts.

For the full year 2025, total revenue was $106.6 million, up $4.5 million from 2024.

Cost of Sales(1)
Total cost of sales as a percentage of revenue was 27% for the fourth quarter of 2025, compared to 23% for the fourth quarter of 2024. The increase in cost of sales as a percentage of revenue was primarily due to growth in the mission solutions business.

For the full year 2025, cost of sales as a percentage of revenue was 33%, compared to 27% in 2024.

Operating Expenses
Operating expenses for the fourth quarter of 2025 were $29.7 million, which included $4.0 million of non-cash stock-based compensation expense and $8.0 million in depreciation and amortization expenses. Operating expenses for the fourth quarter of 2024 were $29.6 million, which included $2.8 million in non-cash stock-based compensation expense and $10.0 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses(2) for the fourth quarter of 2025 were $17.7 million, compared to cash operating expenses of $16.8 million for the fourth quarter of 2024.

For the full year 2025, operating expenses were $118.2 million, which included $13.6 million of non-cash stock-based compensation expense and $30.3 million in depreciation and amortization expenses. For the full year 2024, operating expenses were $118.9 million, which included $10.5 million of non-cash stock-based compensation expense and $43.5 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses(2) in 2025 were $74.3 million, compared to cash operating expenses of $64.9 million in 2024.

Net Loss(3)
Net loss for the fourth quarter of 2025 was $0.9 million, compared to a net loss of $19.4 million for the fourth quarter of 2024. The year-over-year improvement in net loss of $18.6 million was primarily due to changes in the gain/(loss) on derivatives, which are driven by fluctuations in the Company’s equity warrants and other equity instruments that are measured at fair value and driven by the Company’s common stock price.

For the full year 2025, net loss was $70.3 million, compared to $57.2 million in 2024.

Adjusted EBITDA(2)

Adjusted EBITDA for the fourth quarter of 2025 was $8.8 million, compared to adjusted EBITDA of $7.4 million for the fourth quarter of 2024. The year-over-year increase was primarily driven by higher revenues.

For the full year 2025, adjusted EBITDA was $0.9 million, compared to $11.6 million in 2024.

Balance Sheet & Capital Expenditures
As of December 31, 2025, cash and cash equivalents, restricted cash, and short-term investments totaled $125.6 million. During the quarter, the Company achieved major milestones across multiple contracts that triggered invoicing of prior unbilled receivables, which reduced unbilled contract assets from $44.0 million at the end of the third quarter of 2025 to approximately $26.8 million. Capital expenditures for the fourth quarter of 2025 were $12.7 million, bringing the full year total spend to $46.6 million.

2026 Outlook
BlackSky expects full year 2026 revenue to be between $120 million and $145 million, full year 2026 adjusted EBITDA to be between $6 million and $18 million, and full year 2026 capital expenditures to be between $50 million and $60 million.

The Company is not providing a reconciliation of projected adjusted EBITDA to the most comparable GAAP measure because the Company is unable to predict with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such reconciliation without unreasonable effort. These items include, but are not limited to, stock-based compensation, income taxes, and depreciation and amortization, which are uncertain, depend on various factors, and could have a material impact on GAAP results.

(1) Cost of sales is defined as space-based intelligence & AI services costs, excluding depreciation and amortization, mission solutions costs, excluding depreciation and amortization, and advanced technology programs costs, excluding depreciation and amortization.
(2) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.
(3) This represents our current estimate of net loss for the period ending December 31, 2025, which is subject to the completion of our financial closing procedures and adjustments that may result from the completion of the audit of our consolidated financial statements. As a result, this net loss estimate may differ from the actual net loss reported in our consolidated financial statements when they are completed and publicly disclosed in our Annual Report on Form 10-K.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 a.m. EST. Senior management will review the fourth quarter and full year results, discuss BlackSky’s business, and answer questions. To access the live webcast, please visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events”. A presentation accompanying the webcast can also be found on the investor relations website. The webcast and conference call will be archived on the investor relations website following completion of the call.

About BlackSky
BlackSky is a real-time, space-based intelligence company that delivers on-demand, high-frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence system that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.

With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on X (Twitter).

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest income, interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as our management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, stock-based compensation expense; unrealized (gain) loss on certain warrants/shares classified as derivative liabilities; loss on debt extinguishment; non-recurring transaction costs; litigation, settlements, and related costs; severance; and impairment, obsolescence, and asset disposals. Cash operating expenses is defined as operating expenses less stock-based compensation expense for selling, general, and administrative costs, and depreciation and amortization expense. The Company believes evaluating cash operating expenses is useful to manage expenses as it excludes non-cash items that may obscure the underlying business performance.

Adjusted EBITDA and cash operating expenses are non-GAAP financial performance measures. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our filings with the U.S. Securities and Exchange Commission (the “SEC”) for a reconciliation of adjusted EBITDA to net loss, the most comparable measure reported in accordance with GAAP, and for a discussion of the presentation, comparability, and use of adjusted EBITDA. Please refer to the schedule herein for a reconciliation of cash operating expenses to operating expenses, the most comparable measure reported in accordance with GAAP, and this press release for a discussion of the use of cash operating expenses.

Forward-Looking Statements
Certain statements and other information included in this press release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, contained in this press release, including statements as to future performance, our guidance outlook for the year and expected capital expenditures, our ability to sustain revenue growth, expectations regarding the receipt of cash from customers over the next 12 months, expectations regarding global demand for our products and services, U.S. government budget uncertainties, our anticipated liquidity and cash flows, our anticipated Gen-3 satellite launch timing, and our expectations related to future profitability on an adjusted basis, are forward-looking statements.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, factors such as long and unpredictable sales cycles, customer demand, U.S. government budget uncertainties, and our ability to estimate resources for fixed-price contracts, expenses, and other operational and liquidity needs, as well as the risk factors discussed in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and other disclosures about BlackSky and its business included in BlackSky's disclosure materials filed from time to time with the SEC, which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this press release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this press release and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
Senior Director, External Communications
bksypr@blacksky.com
571-591-2865

BLACKSKY TECHNOLOGY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue
Space-based intelligence & AI services	$14,523	$17,484	$65,116	$70,062
Mission solutions	9,462	980	21,214	5,930
Advanced technology programs	11,229	11,906	20,245	26,101
Total revenue	35,214	30,370	106,575	102,093
Costs and expenses
Space-based intelligence & AI services costs, excluding depreciation and amortization	4,149	3,348	16,592	13,907
Mission solutions costs, excluding depreciation and amortization	3,482	817	10,941	4,952
Advanced technology programs costs, excluding depreciation and amortization	2,010	2,702	7,770	8,573
Selling, general and administrative	21,553	19,078	87,397	74,069
Research and development	141	559	433	1,344
Depreciation and amortization	8,035	9,950	30,343	43,536
Total costs and expenses	39,370	36,454	153,476	146,381
Operating loss	(4,156)	(6,084)	(46,901)	(44,288)
Gain (loss) on derivatives	6,136	(11,408)	(8,012)	(2,815)
Income on equity method investments	—	879	—	879
Loss on debt extinguishment	—	—	(4,140)	—
Interest income	1,230	573	3,804	1,560
Interest expense	(4,057)	(3,382)	(14,946)	(12,187)
Other income, net	—	22	60	3
Loss before income taxes	(847)	(19,400)	(70,135)	(56,848)
Income tax expense	(21)	(20)	(125)	(370)
Net loss	(868)	(19,420)	(70,260)	(57,218)
Other comprehensive income	—	—	—	—
Total comprehensive loss	$(868)	$(19,420)	$(70,260)	$(57,218)

Basic and diluted loss per share of common stock:
Net loss per share of common stock	$(0.02)	$(0.64)	$(2.09)	$(2.67)

Weighted average common shares outstanding - basic and diluted	35,752	30,525	33,576	21,443

BLACKSKY TECHNOLOGY INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$42,445	$13,056
Restricted cash	1,103	1,322
Short-term investments	82,006	39,406
Accounts receivable, net of allowance of $50 and $45, respectively	37,648	14,701
Contract assets	26,125	27,852
Inventories	6,178	6,043
Prepaid expenses and other current assets	12,329	4,356
Total current assets	207,834	106,736
Property and equipment - net	79,037	45,613
Operating lease right of use assets - net	3,418	4,029
Goodwill	10,279	10,260
Intangible assets - net	4,422	5,446
Satellite work in process	80,651	80,601
Other assets	1,644	1,461
Total assets	$387,285	$254,146
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$14,945	$20,419
Contract liabilities - current	21,557	2,183
Debt - current portion	7,937	1,927
Other current liabilities	16,061	1,493
Total current liabilities	60,500	26,022
Operating lease liabilities	7,579	8,048
Derivative liabilities	20,648	17,964
Deferred revenue - long-term	9,948	—
Long-term debt - net of current portion	193,180	105,736
Other liabilities	555	2,387
Total liabilities	292,410	160,157
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 36,227 and 30,960 shares; outstanding, 35,930 shares and 30,663 shares as of December 31, 2025 and 2024, respectively.	4	3
Additional paid-in capital	821,319	750,174
Accumulated deficit	(726,448)	(656,188)
Total stockholders’ equity	94,875	93,989
Total liabilities and stockholders’ equity	$387,285	$254,146

BLACKSKY TECHNOLOGY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(70,260)	$(57,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	30,343	43,536
Transfer of satellite work in process to engineering service costs	8,542	334
Operating lease right of use assets amortization	611	583
Loss on debt extinguishment	4,140	—
Stock-based compensation expense	14,232	11,169
Amortization of debt issuance costs and non-cash interest expense	3,812	9,207
Paid in kind interest at time of debt extinguishment	(29,079)	—
Loss on derivatives	8,012	2,815
Non-cash interest income	(2,565)	(1,074)
Income on equity method investment	—	(879)
Other	234	320
Changes in operating assets and liabilities:
Accounts receivable	(22,979)	(7,775)
Contract assets - current and long-term	2,157	(4,989)
Prepaid expenses and other current assets	(8,188)	556
Other assets	—	2,428
Accounts payable and accrued liabilities	(9,385)	(4,080)
Other current liabilities	13,059	(356)
Contract liabilities - current and long-term	29,199	(978)
Other liabilities	(196)	17
Net cash used in operating activities	(28,311)	(6,384)
Cash flows from investing activities:
Purchase of property and equipment	(16,212)	(15,678)
Satellite work in process	(30,348)	(34,558)
Purchases of short-term investments	(127,785)	(52,860)
Proceeds from maturities of short-term investments	87,750	34,225
Cash received from business acquisition	—	541
Net cash used in investing activities	(86,595)	(68,330)
Cash flows from financing activities:
Proceeds from issuance of debt	185,000	20,000
Proceeds from equity issuances, net of equity issuance costs	40,829	47,009
Proceeds from warrants exercised	10,753	—
Proceeds from options exercised and ESPP shares purchased	2,009	308
Repayments of debt	(84,502)	(10,000)
Payments for debt issuance costs	(7,304)	(632)
Withholding tax payments on vesting of restricted stock units	(2,709)	(967)
Payments for deferred offering costs	—	(60)
Net cash provided by financing activities	144,076	55,658
Net increase (decrease) in cash, cash equivalents, and restricted cash	29,170	(19,056)
Cash, cash equivalents, and restricted cash – beginning of year	14,378	33,434
Cash, cash equivalents, and restricted cash – end of year	$43,548	$14,378

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net loss(1)	$(868)	$(19,420)	$(70,260)	$(57,218)
Interest income	(1,230)	(573)	(3,804)	(1,560)
Interest expense	4,057	3,382	14,946	12,187
Income tax expense	21	20	125	370
Depreciation and amortization	8,035	9,950	30,343	43,536
Stock-based compensation expense	4,228	2,925	14,232	11,169
(Gain) loss on derivatives	(6,136)	11,408	8,012	2,815
Loss on debt extinguishment	—	—	4,140	—
Non-recurring transaction costs	301	284	1,556	512
Litigation, settlements, and related costs	(55)	218	645	355
Severance	191	—	600	219
Impairment, obsolescence, and asset disposals	274	60	364	131
Income on equity method investment	—	(879)	—	(879)
Adjusted EBITDA	$8,818	$7,375	$899	$11,637

(1) This represents our current estimate of net loss for the period ending December 31, 2025, which is subject to the completion of our financial closing procedures and adjustments that may result from the completion of the audit of our consolidated financial statements. As a result, this net loss estimate may differ from the actual net loss reported in our consolidated financial statements when they are completed and publicly disclosed in our Annual Report on Form 10-K.

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO CASH OPERATING EXPENSES
(unaudited)
(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Operating expenses	$29,729	$29,587	$118,173	$118,949
Stock-based compensation for selling, general and administrative costs	(4,037)	(2,779)	(13,564)	(10,526)
Depreciation and amortization	(8,035)	(9,950)	(30,343)	(43,536)
Cash operating expenses	$17,657	$16,858	$74,266	$64,887